FOR IMMEDIATE RELEASE

Contact:     Fred M. Stone
             Corporate  Renaissance  Group, Inc.
             1185  Avenue of the  Americas,
             18th Floor
             New York, New York 10036
             Tel:  212-730-2000
             Fax:  212-843-5949



                Corporate Renaissance Group, Inc.
                  Sells Interest in CVSI, Inc.



      New York, NY, November 11, 1999. Corporate Renaissance Group, Inc. (NASDAQ-CREN), a business development company, announced that CREN has sold its interest in CVSI, Inc., one of its Portfolio Investments, to 4Front Technologies, Inc. for approximately $877,000 in cash.

      As previously announced, CREN's Board of Directors has adopted a Plan of Liquidation which will be submitted to CREN's stockholders for approval at a Special Meeting to be held on December 1, 1999. Proxy materials were distributed this week to stockholders of record as of October 18, 1999.

      The above information contains, in addition to historical information, forward-looking statements regarding CREN, which represent CREN's expectations or beliefs including, but not limited to, statements concerning CREN's operations, performance, financial condition, business strategies and other information. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. The statements by their nature involve substantial risks and uncertainties, certain of which are beyond CREN's control, and actual results may differ materially depending on a variety of important factors, including those described herein and CREN's filings with the Securities and Exchange Commission.